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BlackRock Index Funds, Inc.

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---- Important News for Plan Fiduciaries from BlackRock ----

Recently you received proxy voting materials that relate to your plan’s investments in shares of:

BlackRock S&P 500 Index Fund, a series of BlackRock Index Funds, Inc.

If you have not already done so, we strongly encourage you to provide voting instructions using the procedures outlined on the proxy card prior to the scheduled shareholder meeting. Your shares will be represented and voted in accordance with those instructions and your plan’s trust agreement.

To vote your shares now, please use one of the following methods:

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IMPORTANT NOTICE

In the event that you wish to delegate your proxy voting rights to a third-party entity, the Fund has engaged Institutional Shareholder Services Inc. (ISS) and made their services available to you. ISS is an independent provider of proxy research, recommendation and voting services. ISS independently analyzes proxies, issues research reports and vote recommendations. ISS will direct the voting of shares held for employee benefit plans if the plan sponsor/fiduciary specifically authorizes ISS to give such direction.

To learn more about ISS, please visit their website at www.issproxy.com, or call 1-646-778-4190 to speak with an ISS representative. We encourage you to contact ISS to receive a complimentary electronic copy of the Institutional Shareholder Services Research report with independent vote recommendations prepared for BlackRock S&P 500 Index Fund, a series of BlackRock Index Funds, Inc. merger proposal.

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ISS Proxy Advisory Services USA

Blackrock Index Funds, Inc.

Ticker: MDSRX, MASRX | Exchange: N/A | Sector: Open-end investment company

GICS: N/A | Meeting Type: Special | Meeting Date: 12 October 2012

Record Date: 14 August 2012  | State of Incorporation: Maryland | Meeting ID: 746361

Primary Contact Alex Pulisic alex.o.pulisic@issgovernance.com Publication Date 13 September 2012

Executive Summary

•

BlackRock is requesting shareholders of BlackRock S&P 500 Index Fund approve a plan of reorganization pursuant to which the BlackRock S&P 500 Index Fund would be merged into BlackRock S&P 500 Stock Fund.

•

BlackRock is also requesting shareholders of BlackRock S&P 500 Index Fund to approve a plan of reorganization pursuant to which Master S&P 500 Index Series would be merged into S&P 500 Stock Master Portfolio.

•

The proposed reorganizations would leave shareholders of BlackRock S&P 500 Index Fund with substantially similar investment objectives and policies; lower overall total annual operating expenses; and a larger amount of capital loss carryforward.

•	Considering the funds are similar enough to effect this reorganization without substantially changing investors’ risk, a vote FOR in support of this proposal is warranted.

Profiles and Data
Meeting Agenda and Proposals	2

Additional Information	5

Agenda and Recommendations	United States Policy

Item	Code	Proposal	Mgt. Rec.	ISS Rec.	Focus

Management Proposals
1	M0434	Approve Reorganization between Master S&P 500 Index Series and S&P 500 Stock Master Portfolio	FOR	FOR

2	M0434	Approve Reorganization between BlackRock S&P 500 Index Fund and BlackRock S&P 500 Stock Fund	FOR	FOR

❖Recommendations against management | ● Items deserving attention due to contentious issues or controversy

ISS Proxy Advisory Services	Page 1	Publication Date: 21 September 2012
Blackrock Index Funds, Inc.		© 2012 Institutional Shareholder Services

Meeting Agenda and Proposals

Items 1 and 2. Approve Reorganization between Master S&P 500 Index Series and S&P 500 Stock Master Portfolio, and Approve Reorganization between BlackRock S&P 500 Index Fund and BlackRock S&P 500 Stock Fund	FOR

Vote Recommendation

The funds are similar enough to effect this reorganization without substantially changing investors’ risk. Further, the efficiencies achieved through combining the funds and reducing expenses should quickly make up the costs of the reorganization. The overall benefits of this proposal seem to outweigh any drawbacks that may exist. As such, a vote FOR in support of this proposal is warranted.

Background Information

Policies: Fund Mergers and Acquisitions

Vote Requirement: Approval of the reorganization by shareholders of S&P 500 Index Fund will require the affirmative vote of a majority of the shares outstanding and entitled to vote thereon, as defined in the Investment Company Act of 1940.

Discussion

Proposal

These items ask shareholders of BlackRock S&P 500 Index Fund (“S&P 500 Index Fund” or a “Target Feeder Fund”), a series of BlackRock Index Funds, Inc., to approve a plan of reorganization pursuant to which the Target Feeder Fund would be merged into BlackRock S&P 500 Stock Fund (“S&P 500 Stock Fund” or the “Acquiring Feeder Fund”), a series of BlackRock Funds III.

Shareholders of the Target Feeder Fund are also being asked to approve a plan of reorganization pursuant to which Master S&P 500 Index Series (the “Target Master Portfolio” and together with the Target Feeder Fund, the “Target Funds”), a series of Quantitative Master Series LLC, would be merged into S&P 500 Stock Master Portfolio (the “Acquiring Master Portfolio” and together with the Acquiring Feeder Fund, the “Acquiring Funds”), a series of Master Investment Portfolio (the “Master Reorganization”).

Shareholders of the Target Feeder Fund are not shareholders of the Target Master Portfolio; however, the Target Feeder Fund invests all of its investable assets in Target Master Portfolio, and accordingly, Target Feeder Fund shareholders are being asked to provide instructions as to how their Target Feeder Fund should vote its shares of the Target Master Portfolio with respect to the Master Reorganization.

Under the terms of the reorganization agreement, the Target Funds will transfer all of its assets to the Acquiring Funds in exchange for shares of the Acquiring Funds having a net asset value equal to the net asset value of their current holdings. Shareholders’ interest would therefore not be diluted. Additionally, there is no sales charge or income tax associated with the reorganization.

Board Rationale

The board believes that the Target Funds will benefit more from the possible operating efficiencies that may be achieved by combining the Funds’ assets in the reorganizations, than by continuing to operate each Fund separately. BlackRock believes that the Acquiring Funds’ investment objective and strategies make it a compatible fund within the BlackRock-advised complex for the reorganization with the Target Funds. As a result of the substantially similar investment objectives and investment strategies of the Funds, there is complete overlap in the securities currently owned by the Master Portfolios. In addition, both Master Portfolios hold securities in nearly identical weights.

In approving the reorganizations, the Target Funds’ board determined that participation in the Master Reorganization and the Target Feeder Fund reorganization is in the best interests of the Target Funds and that the interests of the Target Funds’ shareholders will not be diluted as a result of the reorganizations.

ISS Proxy Advisory Services	Page 2	Publication Date: 21 September 2012
Blackrock Index Funds, Inc.		© 2012 Institutional Shareholder Services

The Target Funds’ board, including a majority of independent directors, approved this reorganization.

Comparison of Investment Objectives and Policies

The investment objectives of the Target Funds and the Acquiring Funds are substantially similar. The Target Funds pursue an investment objective to match the performance of the S&P 500 as closely as possible before the deduction of Fund expenses. The investment objectives of the Acquiring Funds are to provide investment results that correspond to the total return performance of publicly-traded common stocks in the aggregate, as represented by the S&P 500. The investment objective of each of the Funds is a non-fundamental objective, which means it may be changed without the approval of the Fund’s shareholders.

The principal strategies of the Target Funds and the Acquiring Funds are substantially similar. The Target Feeder Fund is a “feeder fund” that invests all of its investable assets in a master portfolio, which has the same investment objective and strategies as the Target Feeder Fund. Each Fund seeks “full replication” of the total return of the S&P 500 and employs a “passive” investment approach whereby no attempt is made to manage the Fund using economic, financial or market analysis.

The principal difference between the principal strategies of the Target Funds and the Acquiring Funds is that the Acquiring Feeder Fund will typically invest at least 90 percent of its assets in securities comprising the S&P 500, while the Target Feeder Fund is permitted to invest a lesser percentage of its assets in securities comprising the S&P 500 and the investments within such percentage may also include financial instruments.

Investment Adviser

The Target Master Portfolio is advised by BlackRock Advisors, LLC (“BlackRock Advisors”). The Acquiring Master Portfolio is advised by BlackRock Fund Advisors and is expected to continue to be advised by BlackRock Fund Advisors after the completion of the Master Reorganization and the Feeder Fund reorganizations.

Total Annual Fund Operating Expenses

Investor A Shares	Target Feeder Fund	Pro Forma Acquiring Feeder Fund
Management Fee	0.01%	0.05%
12b-1 Fees	0.25%	0.25%
Other Expenses	0.31%	0.19%
Fee Waivers	(0.01)%	(0.01)%
Net Expenses	0.56%	0.48%

As of Dec. 31, 2011

The Pro Forma Acquiring Feeder Fund is expected to have total annual fund operating expenses for Investor A Shares that are lower than the corresponding operating expenses of the Investor A Shares of the Target Feeder Fund prior to the reorganizations.

Institutional Shares	Target Feeder Fund	Pro Forma Acquiring Feeder Fund
Management Fee	0.01%	0.05%
Other Expenses	0.30%	0.19%
Fee Waivers	(0.01)%	(0.01)%
Net Expenses	0.30%	0.23%

As of Dec. 31, 2011

The Pro Forma Acquiring Feeder Fund is expected to have total annual fund operating expenses for Institutional Shares that are lower than the corresponding operating expenses of the Institutional Shares of the Target Feeder Fund prior to the reorganizations.

ISS Proxy Advisory Services	Page 3	Publication Date: 21 September 2012
Blackrock Index Funds, Inc.		© 2012 Institutional Shareholder Services

Average Annual Total Returns

	Target Feeder Fund (Institutional)	Acquiring Feeder Fund (Institutional)	Target Feeder Fund (Investor A)	Acquiring Feeder Fund (Investor A)
1-Yr.	1.80%	1.90%	1.58%	1.64%
5-Yr.	(0.52)%	(0.39)%	(0.77)%	(0.64)%
10-Yr.	2.61%	2.72%	2.36%	2.47%

As of Dec. 31, 2011

Capital Loss Carryover

Target Feeder Fund	Acquiring Feeder Fund	Original Expiration

$(12,985,387)	$(1,601,227)	12/31/2012
$(28,402,088)	$(21,068,838)	12/31/2013
$(26,517,609)	$(31,394,394)	12/31/2014
-	$(18,209,354)	12/31/2015
-	$(55,579,531)	12/31/2016
$(14,948,603)	$(21,080,621)	12/31/2017
-	$(29,366,509)	12/31/2018
$(211,509)	$(17,878,617)	No Expiration

$(83,065,196)	$(196,179,091)	Total (undiscounted)

If on the reorganization date the Acquiring Feeder Fund had the unused losses indicated above, then Target Feeder Fund shareholders would benefit from the capital loss carry forward of the Acquiring Feeder Fund post reorganization.

Conclusion

Many advisors, with board approval, are merging similar, duplicative funds in the face of increasing outflows and waning performance, enabling shareholders to benefit from greater expense efficiencies while participating in a larger fund with essentially the same objective and policies.

The Target Funds’ board expects shareholders to benefit from this proposal. The board states that the funds have substantially similar investment objectives and policies. ISS concurs. The reorganization will also benefit shareholders of Target Funds given that the Acquiring Funds have lower overall expenses.

Furthermore, due to the larger amount of unused losses of the Target Acquiring Funds ($196 million), as compared to the unused losses of the Acquiring Target Funds ($83 million), shareholders of Target Funds would benefit economically from the capital loss carry forward of the Acquiring Funds post reorganization.

Lastly, the reorganization may also have the effect of making the combination of Target Funds and Acquiring Funds more attractive to other investors. Elimination of such a similar fund will mean less competition for capital and greater awareness of the combined entity.

ISS Proxy Advisory Services	Page 4	Publication Date: 21 September 2012
Blackrock Index Funds, Inc.		© 2012 Institutional Shareholder Services

Additional Information

Meeting Location	BlackRock Advisors, LLC at 1 University Square Drive, Princeton, NJ 08540-6455
Meeting Time	09:00 a.m. EST
Security IDs	09253F507(CUSIP), 09253F606(CUSIP)

ISS Proxy Advisory Services	Page 5	Publication Date: 21 September 2012
Blackrock Index Funds, Inc.		© 2012 Institutional Shareholder Services

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ISS Proxy Advisory Services	Page 6	Publication Date: 21 September 2012
Blackrock Index Funds, Inc.		© 2012 Institutional Shareholder Services